Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS
Double-Digit Revenue Growth Drives 20%+ EPS Growth and 30%+ Cash Flow Growth
ATLANTA, GEORGIA, October 29, 2025: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the third quarter of 2025.
Key Highlights

•Third quarter revenues were $1 billion, an increase of 12.0% over the third quarter of 2024 with organic revenues* increasing 7.2%.
•Quarterly operating income was $225 million, an increase of 17.3% over the third quarter of 2024. Quarterly operating margin was 21.9%, an increase of 100 basis points compared to the third quarter of 2024. Adjusted operating income* was $232 million, an increase of 18.4% over the prior year. Adjusted operating margin* was 22.6%, an increase of 120 basis points compared to the prior year.
•Adjusted EBITDA* was $258 million, an increase of 17.7% over the prior year. Adjusted EBITDA margin* was 25.2%, an increase of 120 basis points versus the third quarter of 2024.
•Quarterly net income was $164 million, an increase of 19.4% over the prior year. Adjusted net income* was $169 million, an increase of 20.7% over the prior year.
•Quarterly EPS was $0.34 per diluted share, a 21.4% increase over the prior year EPS of $0.28. Adjusted EPS* was $0.35 per diluted share, an increase of 20.7% over the prior year.
•Operating cash flow was $191 million for the quarter, an increase of 30.2% compared to the prior year. The Company invested $35 million in acquisitions, $9 million in capital expenditures, and paid dividends totaling $80 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.
Management Commentary
"We delivered a strong third quarter with record revenue and an improving margin profile, a reflection of an ongoing commitment to execution by our teammates,” said Jerry Gahlhoff, Jr., President and CEO. “As we look to close out 2025, we remain well-positioned for continued growth, both organically and through acquisitions, and are focused on continuous improvement initiatives to enhance profitability throughout our business,” Mr. Gahlhoff added.

"Double-digit revenue growth drove exceptional earnings and cash flow results in the quarter,” said Kenneth Krause, Executive Vice President and CFO. “Adjusted EBITDA margins improved 120 basis points, associated with leverage across the income statement. Additionally, we continue to execute a balanced capital allocation program enabled by compounding cash flow, a strong balance sheet, and access to investment grade credit markets,” Mr. Krause concluded.

Three and Nine Months Ended Financial Highlights

	Three Months Ended September 30,					Nine Months Ended September 30,
			Variance					Variance
(unaudited, in thousands, except per share data and margins)	2025	2024	$	%		2025	2024	$	%
GAAP Metrics
Revenues	$1,026,106	$916,270	$109,836	12.0%		$2,848,137	$2,556,539	$291,598	11.4%
Gross profit (1)	$558,656	$494,378	$64,278	13.0%		$1,518,692	$1,358,804	$159,888	11.8%
Gross profit margin (1)	54.4%	54.0%		40	bps	53.3%	53.2%		10	bps
Operating income	$225,021	$191,796	$33,225	17.3%		$566,002	$506,597	$59,405	11.7%
Operating margin	21.9%	20.9%		100	bps	19.9%	19.8%		10	bps
Net income	$163,527	$136,913	$26,614	19.4%		$410,264	$360,704	$49,560	13.7%
EPS	$0.34	$0.28	$0.06	21.4%		$0.85	$0.74	$0.11	14.9%
Net cash provided by operating activities	$191,349	$146,947	$44,402	30.2%		$513,363	$419,495	$93,868	22.4%

Non-GAAP Metrics
Adjusted operating income (2)	$232,057	$196,012	$36,045	18.4%		$584,826	$520,286	$64,540	12.4%
Adjusted operating margin (2)	22.6%	21.4%		120	bps	20.5%	20.4%		10	bps
Adjusted net income (2)	$168,501	$139,617	$28,884	20.7%		$423,277	$370,194	$53,083	14.3%
Adjusted EPS (2)	$0.35	$0.29	$0.06	20.7%		$0.87	$0.76	$0.11	14.5%
Adjusted EBITDA (2)	$258,334	$219,460	$38,874	17.7%		$661,343	$590,331	$71,012	12.0%
Adjusted EBITDA margin (2)	25.2%	24.0%		120	bps	23.2%	23.1%		10	bps
Free cash flow (2)	$182,846	$139,425	$43,421	31.1%		$491,003	$396,106	$94,897	24.0%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,				Nine Months Ended September 30,
(unaudited, in thousands)	2025		2024		2025		2024
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue	$1,026,106	100.0%	$916,270	100.0%	$2,848,137	100.0%	$2,556,539	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	312,249	30.4%	278,296	30.4%	872,326	30.6%	784,868	30.7%
Materials and supplies	62,933	6.1%	56,675	6.2%	170,924	6.0%	158,502	6.2%
Insurance and claims	11,127	1.1%	16,649	1.8%	48,385	1.7%	49,327	1.9%
Fleet expenses	38,997	3.8%	33,650	3.7%	117,688	4.1%	99,000	3.9%
Other cost of services provided (1)	42,144	4.1%	36,622	4.0%	120,122	4.2%	106,038	4.1%
Total cost of services provided (exclusive of depreciation and amortization below)	467,450	45.6%	421,892	46.0%	1,329,445	46.7%	1,197,735	46.8%

Sales, general and administrative:
Selling and marketing expenses	138,881	13.5%	124,388	13.6%	377,309	13.2%	332,749	13.0%
Administrative employee expenses	88,601	8.6%	79,507	8.7%	259,384	9.1%	234,701	9.2%
Insurance and claims	6,929	0.7%	10,045	1.1%	29,872	1.0%	29,659	1.2%
Fleet expenses	9,502	0.9%	8,297	0.9%	29,348	1.0%	25,257	1.0%
Other sales, general and administrative (2)	57,491	5.6%	52,681	5.7%	163,600	5.7%	147,156	5.8%
Total sales, general and administrative	301,404	29.4%	274,918	30.0%	859,513	30.2%	769,522	30.1%

Depreciation and amortization	32,231	3.1%	27,664	3.0%	93,177	3.3%	82,685	3.2%
Interest expense, net	7,942	0.8%	7,150	0.8%	21,118	0.7%	22,650	0.9%
Other (income) expense, net	(350)	—%	(582)	(0.1)%	(1,334)	—%	(933)	—%
Income tax expense	53,902	5.3%	48,315	5.3%	135,954	4.8%	124,176	4.9%
Net income	$163,527	15.9%	$136,913	14.9%	$410,264	14.4%	$360,704	14.1%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 20,000 employees from more than 800 locations. Rollins is parent to Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, McCall Service, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, PermaTreat, Safeguard, Saela Pest Control, Trutech, Waltham Services, Western Pest Services, and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance; an ongoing commitment to execution by our teammates; remaining well-positioned for continued growth, both organically and through acquisitions; focused on continuous improvement initiatives to enhance profitability throughout our business; and a balanced capital allocation program enabled by compounding cash flow, a strong balance sheet, and access to investment grade credit markets.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, October 30, 2025 at 8:30 a.m. Eastern Time to discuss the third quarter 2025 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13755878. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$127,357	$89,630
Trade receivables, net	236,570	196,081
Financed receivables, short-term, net	46,202	40,301
Materials and supplies	43,482	39,531
Other current assets	97,099	77,080
Total current assets	550,710	442,623
Equipment and property, net	128,662	124,839
Goodwill	1,358,242	1,161,085
Intangibles, net	598,191	541,589
Operating lease right-of-use assets	423,069	414,474
Financed receivables, long-term, net	104,902	89,932
Other assets	55,884	45,153
Total assets	$3,219,660	$2,819,695
LIABILITIES
Short-term debt	$—	$—
Accounts payable	54,956	49,625
Accrued insurance – current	40,412	54,840
Accrued compensation and related liabilities	126,892	122,869
Unearned revenues	200,215	180,851
Operating lease liabilities – current	134,242	121,319
Other current liabilities	156,127	115,658
Total current liabilities	712,844	645,162
Accrued insurance, less current portion	77,552	61,946
Operating lease liabilities, less current portion	292,181	295,899
Long-term debt	485,659	395,310
Other long-term accrued liabilities	119,376	90,785
Total liabilities	1,687,612	1,489,102
STOCKHOLDERS’ EQUITY
Common stock	484,628	484,372
Retained earnings and other equity	1,047,420	846,221
Total stockholders’ equity	1,532,048	1,330,593
Total liabilities and stockholders’ equity	$3,219,660	$2,819,695

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES
Customer services	$1,026,106	$916,270	$2,848,137	$2,556,539
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	467,450	421,892	1,329,445	1,197,735
Sales, general and administrative	301,404	274,918	859,513	769,522
Depreciation and amortization	32,231	27,664	93,177	82,685
Total operating expenses	801,085	724,474	2,282,135	2,049,942
OPERATING INCOME	225,021	191,796	566,002	506,597
Interest expense, net	7,942	7,150	21,118	22,650
Other (income) expense, net	(350)	(582)	(1,334)	(933)
CONSOLIDATED INCOME BEFORE INCOME TAXES	217,429	185,228	546,218	484,880
PROVISION FOR INCOME TAXES	53,902	48,315	135,954	124,176
NET INCOME	$163,527	$136,913	$410,264	$360,704
NET INCOME PER SHARE - BASIC AND DILUTED	$0.34	$0.28	$0.85	$0.74
Weighted average shares outstanding - basic	484,635	484,317	484,565	484,231
Weighted average shares outstanding - diluted	484,670	484,359	484,598	484,270
DIVIDENDS PAID PER SHARE	$0.165	$0.150	$0.495	$0.450

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	$163,527	$136,913	$410,264	$360,704
Depreciation and amortization	32,231	27,664	93,177	82,685
Change in working capital and other operating activities	(4,409)	(17,630)	9,922	(23,894)
Net cash provided by operating activities	191,349	146,947	513,363	419,495
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(34,730)	(23,875)	(288,308)	(105,529)
Capital expenditures	(8,503)	(7,522)	(22,360)	(23,389)
Other investing activities, net	3,509	1,458	7,853	5,358
Net cash used in investing activities	(39,724)	(29,939)	(302,815)	(123,560)
FINANCING ACTIVITIES
Net borrowings (repayments)	(59,989)	(57,000)	95,215	(46,000)
Payment of dividends	(80,077)	(72,797)	(239,450)	(217,964)
Other financing activities, net	(6,509)	(1,823)	(30,910)	(41,542)
Net cash used in financing activities	(146,575)	(131,620)	(175,145)	(305,506)
Effect of exchange rate changes on cash and cash equivalents	(728)	3,197	2,324	1,028
Net (decrease) increase in cash and cash equivalents	$4,322	$(11,415)	$37,727	$(8,543)

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, statement of financial position or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.
Adjusted operating income and adjusted operating margin
Adjusted operating income and adjusted operating margin are calculated by adding back to net income those expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.
Adjusted net income and adjusted EPS
Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.
EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin
EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.
Free cash flow and free cash flow conversion
Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income. Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our consolidated statements of cash flows.
Adjusted sales, general, and administrative ("SG&A")
Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.
Leverage ratio
Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding short-term debt and operating lease liabilities to total long-term debt less a cash adjustment of 90% of total consolidated cash. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.

Set forth below is a reconciliation of the non-GAAP financial measures contained in this release to their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2025	2024	$	%	2025	2024	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$1,026,106	$916,270	109,836	12.0	$2,848,137	$2,556,539	291,598	11.4
Revenues from acquisitions	(43,986)	—	(43,986)	4.8	(105,138)	—	(105,138)	4.1
Organic revenues	$982,120	$916,270	65,850	7.2	$2,742,999	$2,556,539	186,460	7.3

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$476,271	$428,290	47,981	11.2	$1,288,249	$1,166,042	122,207	10.5
Residential revenues from acquisitions	(25,620)	—	(25,620)	6.0	(61,194)	—	(61,194)	5.3
Residential organic revenues	$450,651	$428,290	22,361	5.2	$1,227,055	$1,166,042	61,013	5.2

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$334,956	$299,633	35,323	11.8	$939,803	$845,517	94,286	11.2
Commercial revenues from acquisitions	(10,523)	—	(10,523)	3.5	(26,244)	—	(26,244)	3.2
Commercial organic revenues	$324,433	$299,633	24,800	8.3	$913,559	$845,517	68,042	8.0

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$204,670	$177,674	26,996	15.2	$588,655	$515,758	72,897	14.1
Termite and ancillary revenues from acquisitions	(7,843)	—	(7,843)	4.4	(17,700)	—	(17,700)	3.4
Termite and ancillary organic revenues	$196,827	$177,674	19,153	10.8	$570,955	$515,758	55,197	10.7

Reconciliation of Franchise and Other Revenues to Organic Franchise and Other Revenues

Franchise and other revenues	$10,209	$10,673	(464)	(4.3)	$31,430	$29,222	2,208	7.6
Franchise and other revenues from acquisitions	—	—	—	—	—	—	—	—
Franchise and other organic revenues	$10,209	$10,673	(464)	(4.3)	$31,430	$29,222	2,208	7.6

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2025	2024	$	%	2025	2024	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Margin

Operating income	$225,021	$191,796			$566,002	$506,597
Acquisition-related expenses (1)	7,036	4,216			18,824	13,689
Adjusted operating income	$232,057	$196,012	36,045	18.4	$584,826	$520,286	64,540	12.4
Revenues	$1,026,106	$916,270			$2,848,137	$2,556,539
Operating margin	21.9%	20.9%			19.9%	19.8%
Adjusted operating margin	22.6%	21.4%			20.5%	20.4%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

Net income	$163,527	$136,913			$410,264	$360,704
Acquisition-related expenses (1)	7,036	4,216			18,824	13,689
Gain on sale of assets, net (2)	(350)	(582)			(1,334)	(933)
Tax impact of adjustments (3)	(1,712)	(930)			(4,477)	(3,266)
Adjusted net income	$168,501	$139,617	28,884	20.7	$423,277	$370,194	53,083	14.3
EPS - basic and diluted	$0.34	$0.28			$0.85	$0.74
Acquisition-related expenses (1)	0.01	0.01			0.04	0.03
Gain on sale of assets, net (2)	—	—			—	—
Tax impact of adjustments (3)	—	—			(0.01)	(0.01)
Adjusted EPS - basic and diluted (4)	$0.35	$0.29	0.06	20.7	$0.87	$0.76	0.11	14.5
Weighted average shares outstanding – basic	484,635	484,317			484,565	484,231
Weighted average shares outstanding – diluted	484,670	484,359			484,598	484,270

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$163,527	$136,913			$410,264	$360,704
Depreciation and amortization	32,231	27,664			93,177	82,685
Interest expense, net	7,942	7,150			21,118	22,650
Provision for income taxes	53,902	48,315			135,954	124,176
EBITDA	$257,602	$220,042	37,560	17.1	$660,513	$590,215	70,298	11.9
Acquisition-related expenses (1)	1,082	—			2,164	1,049
Gain on sale of assets, net (2)	(350)	(582)			(1,334)	(933)
Adjusted EBITDA	$258,334	$219,460	38,874	17.7	$661,343	$590,331	71,012	12.0
Revenues	$1,026,106	$916,270	109,836		$2,848,137	$2,556,539	291,598
EBITDA margin	25.1%	24.0%			23.2%	23.1%
Incremental EBITDA margin			34.2%				24.1%
Adjusted EBITDA margin	25.2%	24.0%			23.2%	23.1%
Adjusted incremental EBITDA margin			35.4%				24.4%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$191,349	$146,947			$513,363	$419,495
Capital expenditures	(8,503)	(7,522)			(22,360)	(23,389)
Free cash flow	$182,846	$139,425	43,421	31.1	$491,003	$396,106	94,897	24.0
Free cash flow conversion	111.8%	101.8%			119.7%	109.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of SG&A to Adjusted SG&A

SG&A	$301,404	$274,918	$859,513	$769,522
Acquisition-related expenses (1)	1,082	—	2,164	1,049
Adjusted SG&A	$300,322	$274,918	$857,349	$768,473

Revenues	$1,026,106	$916,270	$2,848,137	$2,556,539
Adjusted SG&A as a % of revenues	29.3%	30.0%	30.1%	30.1%

	Period Ended September 30, 2025	Period Ended December 31, 2024
Reconciliation of Debt and Net Income to Leverage Ratio
Short-term debt (5)	$—	$—
Long-term debt (6)	500,000	397,000
Operating lease liabilities (7)	426,423	417,218
Cash adjustment (8)	(114,621)	(80,667)
Adjusted net debt	$811,802	$733,551

Net income	$515,939	$466,379
Depreciation and amortization	123,712	113,220
Interest expense, net	26,145	27,677
Provision for income taxes	175,629	163,851
Operating lease cost (9)	154,191	133,420
Stock-based compensation expense	37,086	29,984
Adjusted EBITDAR	$1,032,702	$934,531

Leverage ratio	0.8x	0.8x

(1) Consists of expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired companies is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total adjusted EPS calculations due to rounding.
(5) As of September 30, 2025 and December 31, 2024, the Company had no outstanding borrowings under our commercial paper program. The Company's short-term borrowings are presented under the short-term debt caption of our condensed consolidated statement of financial position, net of unamortized discounts.
(6) As of September 30, 2025, the Company had outstanding borrowings of $500.0 million from the issuance of our 2035 Senior Notes and no outstanding borrowings under the Revolving Credit Facility. These borrowings are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of a $7.3 million unamortized discount and $7.0 million in unamortized debt issuance costs as of September 30, 2025. As of December 31, 2024, the Company had outstanding borrowings of $397.0 million under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of $1.7 million in unamortized debt issuance costs as of December 31, 2024.
(7) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our condensed consolidated statement of financial position.
(8) Represents 90% of cash and cash equivalents per our condensed consolidated statement of financial position as of both periods presented.
(9) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.